EXHIBIT 10.15(a)

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------


         This FIRST AMENDMENT ("Amendment") entered into this 28th day of March 2005 effective as of January 18, 2005, to the EMPLOYMENT AGREEMENT dated April 15, 2002 ("Employment Agreement"), is made by and among THE VINTAGE BANK, INC., a California banking corporation ("Bank"), and John A. Nerland ("Employee") (together with Bank, the "Parties"). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

                                    RECITALS
                                    --------

         WHEREAS, by the terms of the Employment Agreement, Employee is employed by the Solano Bank ("Solano Bank"), a division of The Vintage Bank, a California corporation doing business as "Solano Bank", operating as a wholly-owned subsidiary of North Bay Bancorp, a California corporation;

         WHEREAS, on January 10, 2005, Solano Bank merged into the Bank, and therefore, by operation of law, Employee became employed by Bank subject to the terms and conditions set forth in the Employment Agreement; and

         WHEREAS, the Parties desire to enter into this Amendment to clarify the duties and responsibilities of the Employee.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the Parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

         1. Section 1.2 of the Employment Agreement is hereby modified and replaced in entirety with the following language in lieu thereof:

         "1.2 Duties of the Employee. During the Term of this Agreement, the Employee shall diligently perform all duties and responsibilities reasonably accorded to and expected of the President of Solano Bank (a division of The Vintage Bank, a California banking corporation doing business as "Solano Bank") and as may be assigned to him by the Board of Directors of the Bank and the Chief Executive Officer of the Bank, and shall exercise such power and authority as may from time to time be delegated to him thereby. The Employee shall devote his full business time and attention to the business and affairs of the Bank as necessary to perform his duties and responsibilities hereunder, render such services to the best of his ability and use his best efforts to promote the interests of the Bank. The Employee shall faithfully adhere to, execute and fulfill all policies established by the Bank."

         2. In all other respects, the terms and provisions contained in the Employment Agreement shall remain unchanged and in full force and effect. To the extent that any provision this Amendment contradicts or directly conflicts with any provision of the Employment Agreement, the terms and provisions of this Amendment shall apply and shall govern.

         IN WITNESS WHEREOF, the Parties hereto have signed this Amendment under as of the date first written above.

                                      THE VINTAGE BANK, INC.
                                      a California banking corporation


                                      By:_________________________________
                                      Name: Terry Robinson
                                      Title: Chief Executive Officer

                                      EMPLOYEE


                                      ------------------------------------
                                      John A. Nerland